UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 4, 2008

                          RIVIERA HOLDINGS CORPORATION
             (exact name of registrant as specified in its charter)

      Nevada                     000-21430                 88-0296885
  (State or other              (Commission              (IRS Employer
  jurisdiction of               File Number)             Identification No.)
  incorporation)


  2901 Las Vegas Boulevard
  Las Vegas, Nevada                                                 89109
  (Address of principal executive offices)                        (Zip code)

  Registrant's telephone number, including area code (702) 794-9527


    (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17 CFR 240.14a-12)
[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[] Pre-commencement communications
pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


Item 5.02 Departure of Directors or Certain Officers, Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 4, 2008, the Company's Board of Directors approved the Third Amendment to our employment agreementwith William L. Westerman, our Cheif Executive Officer and Chairman of the Board. The Third Amendment provides that effective as of January 1, 2008 Mr. Westerman is eligible to participate in the senior management incentive compensation plan. The Third Amendment also provides for the payment to Mr. Westerman of a discretionary bonus in the amount of $300,000 prior to March 15, 2008, for Mr. Westerman's contribution to our performance in 2007.

On March 4, the Company also awarded bonuses to our other Executive Officers, payable prior to March 15, 2008 as follows: (i)Robert Vannucci was awarded a 2007 incentive bonus in the amount of $203,434; and Mark Lefever and Tullio Marchionne were each awarded a 2007 incentive bonus in the amount of $114,761 and a discretionary bonus in the amount of $35,239.

In addition to the named Executive Officers, Incentive Bonuses totaling approximately $900,000 were awarded to 113 Riviera Las Vegas and Riviera Black Hawk participants.

Item 9.01 Financial Statements and Exhibits.

        (a) Not applicable.
        (b) Not applicable.
        (c) Not applicable.
        (d) Exhibits:

Exhibit 10.01 William Westerman Employment Agreement Third Amendment dated March 4, 2008

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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

  Date: March 10, 2008              RIVIERA HOLDINGS CORPORATION

                                    By: /s/ Mark Lefever
                                    Mark Lefever
                                    Treasurer and Chief Financial Officer



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